January 8, 1997

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have reviewed and agree with the comments in Item 4 of the Form 8-K of First Financial Bancorp, Inc. dated January 4, 1996.


LINDGREN, CALLIHAN, VAN OSDOL
& CO., LTD.

Rockford, IL

cc:  Mr. Steven C. Derr

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